Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors

1st Centennial Bancorp

Redlands, California

We hereby consent to the use in the Form 10-K/A, Amendment No. 1, for 1st Centennial Bancorp of our report dated February 1, 2006 with respect to the consolidated statements of condition of 1st Centennial Bancorp and subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of earnings, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2005.

/s/ Hutchinson and Bloodgood LLP
Glendale, California
October 23, 2006